ShoreTel Reports Financial Results for Second Quarter of Fiscal Year 2013

Cloud Division Growth Drives 29 Percent Year Over Year Revenue Improvement

SUNNYVALE, Calif., Jan. 30, 2013 /PRNewswire/ -- ShoreTel® (NASDAQ; SHOR), the leading provider of brilliantly simple unified communications platforms, including business phone systems, applications and mobile UC solutions, today announced financial results for the second quarter of fiscal year 2013, which ended December 31, 2012.

Revenue of $74.6 million for the second quarter of fiscal year 2013 was up 29 percent from the second quarter of fiscal year 2012. The non-GAAP net loss for the second quarter was $(2.6) million, or $(0.04) per share, which excludes stock-based compensation charges, amortization of acquisition-related intangibles, other charges and related tax adjustments. This compares with non-GAAP net income of $1.4 million, or $0.03 per share, in the second quarter of fiscal 2012.

"Our ShoreTel Sky business continues to be very strong with December marking our best month of cloud bookings in our history," said Peter Blackmore, president and CEO of ShoreTel. "We were also pleased to sign a record number of new cloud customers, which together with a strong backlog and low churn, drove 9 percent sequential cloud revenue growth in the quarter and has driven our recurring revenue base up to 35 percent of our total revenue."

Blackmore added, "In early January, we took meaningful action to reorganize our global sales organization to drive improved sales productivity. I am confident these changes will yield improved results over the long term and put ShoreTel on a solid path to profitability."

Second Quarter of Fiscal 2013 Financial Highlights

GAAP gross margin for the second quarter of fiscal year 2013 was 58.8 percent, compared with 65.4 percent in the second quarter of fiscal year 2012. The decline in gross margin percentage from last year is the result of the addition of the ShoreTel cloud division including the amortization of acquisition related intangibles, which were not included in the prior year's results.

Non-GAAP gross margin for the second quarter of fiscal year 2013, which excludes stock-based compensation charges, amortization of acquisition-related intangibles, other charges and related tax adjustments, was 61.8 percent, compared with 66.1 percent in the year-ago quarter. GAAP net loss was $(10.4) million, or $(0.18) per share, in the second quarter of fiscal year 2013, compared with a GAAP net loss of $(2.5) million, or $(0.05) per share, in the second quarter of fiscal 2012. The GAAP net loss in the second quarter of fiscal year 2013 includes a $1.9 million charge for a change in estimates for sales, telecom taxes and regulatory fees related to prior periods.

As of December 31, 2012, the company had $52.1 million in cash, cash equivalents and short-term investments, and generated $1.1 million in cash flow from operations in the quarter.

Line of Business Results

Cloud

The cloud division continued to deliver strong revenue growth of 9 percent sequentially over the first fiscal quarter, with revenues of $17.1 million. Monthly recurring revenue grew by 25 percent from the second fiscal quarter of 2012, and the total number of installed customer seats increased 38 percent over the same period. Partnerships with previously premise-only channel partners continued to develop and there is a strong pipeline of new partners waiting to become certified cloud business partners.

Premise

The company's premise-business revenues were $57.5 million for the second quarter of fiscal 2013, down 1 percent from the prior year. Revenue from the company's international locations was up 8 percent over the year-ago quarter and represented 13 percent of its premise revenue in the quarter. The company's typical second quarter seasonal growth was muted due to an increase in deals being delayed beyond the end of the quarter.

Select Operational Metrics
	Quarter Ended	Quarter Ended	Quarter Ended
	12/31/12	09/30/12	06/30/12

Cloud Monthly Average Revenue Per User (ARPU)	$ 60	$ 61	$ 62

Cloud Average # of Seats per Subscriber	36	35	34

Cloud Monthly Revenue Churn Rate	0.3%	0.3%	0.3%

Total Company Headcount	965	942	933

Non-GAAP Gross Margins-Premise	67.3%	67.2%	67.1%
Non-GAAP Gross Margins-Cloud	43.3%	46.7%	42.2%

Business Highlights

ShoreTel's Cloud Division Earns Frost & Sullivan's Award for Hosted IP Telephony and UC Services

In November, the company announced that Frost & Sullivan had given its 2012 North American Customer Value Enhancement Award in the Hosted IP Telephony and UC Services market to ShoreTel's Cloud Division. The Frost & Sullivan Award for Customer Value Enhancement is presented each year to the company that has demonstrated excellence in implementing strategies that proactively create value for its customers with a focus on improving the return on the investment that customers make in its services or products.

ShoreTel Positioned in the Leaders Quadrant of the Magic Quadrant for Unified Communications as a Service

The company was positioned by Gartner, Inc. in the Leaders quadrant of the Magic Quadrant for Unified Communications as a Service, North America1 based on ShoreTel's cloud division with its ShoreTel Sky family of products.

Business Outlook

ShoreTel is providing the following outlook for the quarter ending Mar. 31, 2013:

  Revenue is expected to be in the range of $73 million to $79 million.
  GAAP gross margin is expected to be in the range of 60 percent to 61 percent, including approximately $1.2 million in stock-based compensation charges and amortization of acquisition-related intangibles. Non-GAAP gross margin, which excludes stock-based compensation and other charges, is expected to be in the range of 62 percent to 63 percent.
  GAAP operating expenses are expected to be in the range of $53 million to $54 million, including approximately $3.3 million in stock-based compensation charges and amortization of acquisition-related intangibles and $0.7 million in severance costs related to sales reorganization actions in January 2013. Non-GAAP operating expenses, which exclude stock-based compensation and other charges listed above, are expected to be in the range of $49 million to $50 million.

Conference Call Information

The company will host a corresponding conference call and live webcast today at 2:00 p.m. Pacific Standard Time. To access the conference call, dial +1-877-317-6789 for callers in the U.S. and +1-412-317-6789 for international callers and provide the operator with the conference identification number of 10023317. A live webcast will be available in the Investor Relations section of the company's corporate website at http://ir.shoretel.com/ and an archived recording will be available beginning approximately two hours after the completion of the call until the company's announcement of its financial results for the next quarter. An audio telephonic replay of the conference call will also be available beginning at approximately 4:00 p.m. Pacific Standard Time today until approximately 6:00 a.m. Pacific Standard Time on Feb. 7, 2013, by dialing +1-877-344-7529 or +1-412-317-0088 for callers outside the U.S. and Canada and providing the conference identification number of 10023317.

Use of Non-GAAP Financial Measures

ShoreTel reports all required financial information in accordance with generally accepted accounting principles in the United States ("GAAP"), but it believes that evaluating its ongoing operating results may be difficult to understand if limited to reviewing only GAAP financial measures. Many investors have requested that ShoreTel disclose this non-GAAP information because it is useful in understanding the company's performance as it excludes non-cash charges, other non-recurring adjustments and related tax adjustments, that many investors feel may obscure the company's true operating performance. Likewise, management uses these non-GAAP measures to manage and assess the profitability of its business and does not consider stock-based compensation charges and amortization charges related to acquisition-related intangible assets, which are non-cash charges, or other non-recurring items in managing its core operations. ShoreTel has provided a reconciliation of non-GAAP financial measures following the text of this press release. Investors are encouraged to review the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure.

Legal Notice Regarding Forward-Looking Statements

ShoreTel assumes no obligation to update the forward-looking statements included in this release. This release contains forward-looking statements within the meaning of the "safe harbor" provisions of the federal securities laws, including, without limitation, statements by Peter Blackmore, statements regarding future products and statements in the "Business Outlook" section regarding ShoreTel's anticipated future revenues, gross margins, operating expenses and other financial information. The forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected. The risks and uncertainties include the intense competition in our industry, our reliance on third parties to sell and support our products, supply and manufacturing risks, our ability to control costs as we expand our business, increased risk of intellectual property litigation by entering into new markets, our ability to attract, retain and ramp new sales personnel, uncertainties inherent in the product development cycle, uncertainty as to market acceptance of new products and services, the potential for litigation in our industry, risks related to our acquisition of M5 Networks, including technology and product integration risks, ability to retain key personnel and customers and the risk of assuming unknown liabilities, and other risk factors set forth in ShoreTel's Form 10-K for the year ended June 30, 2012, and in its Form 10-Q for the quarter ended September 30, 2012.

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About ShoreTel

ShoreTel, Inc. (NASDAQ: SHOR) is a provider of business communication solutions whose brilliantly simple unified communications platforms, applications and mobile UC solutions promise a new rhythm of workforce engagement and collaboration. With costly complexity eliminated by design from its award-winning, all-in-one IP phone system, UC and contact center solution, and its industry-leading hosted phone system, workers enjoy a freedom and self-reliance that other providers can't match. Users have full control to engage and collaborate, no matter the time, place or device, for the lowest cost and demand on IT resources in the industry. ShoreTel is headquartered in Sunnyvale, Calif., and has regional offices and partners worldwide. For more information, visit shoretel.com or shoretelsky.com.

M5, ShoreTel, ShoreTel Sky, and the ShoreTel logo are trademarks or registered trademarks of ShoreTel, Inc. in the United States and/or other countries.

1 Gartner does not endorse any vendor, product or service depicted in our research publications, and does not advise technology users to select only those vendors with the highest ratings. Gartner research publications consist of the opinions of Gartner's research organization and should not be construed as statements of fact. Gartner disclaims all warranties, expressed or implied, with respect to this research, including any warranties of merchantability or fitness for a particular purpose.

SHORETEL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands)
(Unaudited)

	As of	As of	As of
	December 31,	September 30,	June 30,
	2012	2012	2012

ASSETS
Current assets:
Cash and cash equivalents	$ 43,839	$ 41,215	$ 37,120
Short-term investments	8,217	13,933	18,375
Accounts receivable - net	31,834	30,302	34,198
Inventories	20,383	19,053	20,212
Indemnification asset	7,012	6,570	6,570
Prepaid expenses and other current assets	5,478	6,016	5,275
Total current assets	116,763	117,089	121,750

Property and equipment - net	14,502	11,693	10,495
Goodwill	122,665	122,665	122,665
Intangible assets	42,128	43,692	45,304
Other assets	2,769	2,578	2,939
Total assets	$ 298,827	$ 297,717	$ 303,153

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$ 12,316	$ 9,225	$ 9,697
Accrued liabilities and other	15,178	17,019	16,134
Accrued employee compensation	13,088	11,652	12,151
Accrued taxes and surcharges	11,026	8,170	7,852
Purchase consideration	9,881	9,537	9,398
Deferred revenue	37,503	35,960	35,829
Total current liabilities	98,992	91,563	91,061

Line of credit - net	19,960	19,966	19,946
Long-term deferred revenue	14,373	14,246	13,683
Long-term purchase consideration	3,475	3,354	3,305
Other long-term liabilities	3,064	3,624	4,926
Total liabilities	139,864	132,753	132,921

Stockholders' equity:

Common stock	317,770	313,417	310,648
Accumulated deficit	(158,807)	(148,453)	(140,416)
Total stockholders' equity	158,963	164,964	170,232

Total liabilities and stockholders' equity	$ 298,827	$ 297,717	$ 303,153

SHORETEL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2012	2011	2012	2011

Revenue:
Product	$ 43,769	$ 46,277	$ 89,603	$ 88,461
Hosted and related services	17,087	-	32,749	-
Support and services	13,780	11,735	27,268	23,409
Total revenues	74,636	58,012	149,620	111,870
Cost of revenue:
Product	15,069	16,103	30,856	30,558
Hosted and related services	11,400	-	20,542	-
Support and services	4,279	3,969	8,468	7,884
Total cost of revenue	30,748	20,072	59,866	38,442
Gross profit	43,888	37,940	89,754	73,428
Gross profit %	58.8%	65.4%	60.0%	65.6%

Operating expenses:
Research and development	12,195	12,240	26,148	24,053
Sales and marketing	31,739	21,596	62,495	42,818
General and administrative	9,292	6,349	17,887	12,978
Total operating expenses	53,226	40,185	106,530	79,849
Loss from operations	(9,338)	(2,245)	(16,776)	(6,421)
Other income (expense) - net	(926)	(196)	(1,328)	(595)
Loss before provision for income tax	(10,264)	(2,441)	(18,104)	(7,016)
Provision for income tax	90	97	287	164
Net loss	$ (10,354)	$ (2,538)	$ (18,391)	$ (7,180)
Net loss per share:
Basic and diluted	$ (0.18)	$ (0.05)	$ (0.32)	$ (0.15)

Shares used in computing net loss per share:
Basic and diluted	58,566	47,946	58,376	47,666

SHORETEL, INC.
GAAP to Non-GAAP Reconciliation
(Amounts in thousands, except per share amounts)
(Unaudited)

		Three Months Ended				Six Months Ended
		December 31, 2012				December 31, 2012
		GAAP	Excludes		Non-GAAP	GAAP	Excludes		Non-GAAP
Revenue:
	Product	$ 43,769	$ -		$ 43,769	$ 89,603	$ -		$ 89,603
	Hosted and related services	17,087	-		17,087	32,749	-		32,749
	Support and services	13,780	-		13,780	27,268	-		27,268
	Total revenues	74,636	-		74,636	149,620	-		149,620
Cost of revenue:
	Product	15,069	(294)	(a),(b)	14,775	30,856	(604)	(a),(b)	30,252
	Hosted and related services	11,400	(1,716)	(a),(b),(e)	9,684	20,542	(2,511)	(a),(b),(c),(e)	18,031
	Support and services	4,279	(239)	(a)	4,040	8,468	(448)	(a),(c)	8,020
	Total cost of revenue	30,748	(2,249)		28,499	59,866	(3,563)		56,303
Gross profit		43,888	2,249		46,137	89,754	3,563		93,317
	Gross profit %	58.8%			61.8%	60.0%			62.4%

Operating expenses:
	Research and development	12,195	(919)	(a)	11,276	26,148	(2,077)	(a),(c)	24,071
	Sales and marketing	31,739	(1,924)	(a),(b)	29,815	62,495	(3,872)	(a),(b),(c)	58,623
	General and administrative	9,292	(2,180)	(a),(b),(e)	7,112	17,887	(3,393)	(a),(b),(c),(e)	14,494
	Total operating expenses	53,226	(5,023)		48,203	106,530	(9,342)		97,188
Loss from operations		(9,338)	7,272		(2,066)	(16,776)	12,905		(3,871)
Other income (expense) - net		(926)	465	(d)	(461)	(1,328)	653	(d)	(675)
Loss before provision for income tax		(10,264)	7,737		(2,527)	(18,104)	13,558		(4,546)
Provision for income tax		90	(2)	(f)	88	287	(145)	(f)	142
Net loss		$ (10,354)	$ 7,739		$ (2,615)	$ (18,391)	$ 13,703		$ (4,688)
Net loss per share:
	Basic and diluted (g)	$ (0.18)	$ 0.14		$ (0.04)	$ (0.32)	$ 0.24		$ (0.08)

Shares used in computing net loss per share:
	Basic and diluted (g)	58,566			58,566	58,376			58,376

(a)	Excludes stock-based compensation included in:
		Cost of product revenue	$ 34				$ 84
		Cost of hosted and related services revenue	40				78
		Cost of support and services revenue	239				446
		Research and development	919				1,978
		Sales and marketing	1,073				1,935
		General and administrative	1,194				2,331
			$ 3,499				$ 6,852

(b)	Excludes amortization of acquisition-related intangibles included in:
		Cost of product revenue	$ 260				$ 520
		Cost of hosted and related services	749				1,498
		Sales and marketing	851				1,702
		General and administrative	38				76
			$ 1,898				$ 3,796

(c)	Excludes severance included in:
		Cost of hosted and related services	$ -				$ 8
		Cost of support and services revenue	-				2
		Research and development	-				99
		Sales and marketing	-				235
		General and administrative	-				38
			$ -				$ 382

(d)	Excludes interest charge from change in fair value of contingent consideration included in:
		Other expense	$ 465				$ 653

(e)	Excludes prior quarter charge for change in estimate of sales, use and telecommunications tax recognized in the current quarter:
		Cost of hosted and related services	$ 927				$ 927
		General and administrative	948				948
			$ 1,875				$ 1,875

(f)	Excludes the deferred tax benefit arising from acquisition and tax impact of the items which are excluded in (a) to (e) above.

(g)	Potentially dilutive securities were not included in the calculation of diluted net loss per share for the periods which had a net loss because to do so would have been dilutive.

SHORETEL, INC.
GAAP to Non-GAAP Reconciliation
(Amounts in thousands, except per share amounts)

	Three Months Ended				Six Months Ended
	December 31, 2011				December 31, 2011
	GAAP	Excludes		Non-GAAP	GAAP	Excludes		Non-GAAP
Revenue:
Product	$ 46,277	$ -		$ 46,277	$ 88,461	$ -		$ 88,461
Support and services	11,735	-		11,735	23,409	-		23,409
Total revenues	58,012	-		58,012	111,870	-		111,870
Cost of revenue
Product	16,103	(218)	(a),(b)	15,885	30,558	(444)	(a),(b)	30,114
Support and services	3,969	(209)	(a)	3,760	7,884	(408)	(a)	7,476
Total cost of revenue	20,072	(427)		19,645	38,442	(852)		37,590
Gross profit	37,940	427		38,367	73,428	852		74,280
Gross profit %	65.4%			66.1%	65.6%			66.4%

Operating expenses:
Research and development	12,240	(911)	(a)	11,329	24,053	(1,923)	(a)	22,130
Sales and marketing	21,596	(1,083)	(a),(b)	20,513	42,818	(2,127)	(a),(b)	40,691
General and administrative	6,349	(1,566)	(a),(c)	4,783	12,978	(2,550)	(a),(c)	10,428
Total operating expenses	40,185	(3,560)		36,625	79,849	(6,600)		73,249
Income (Loss) from operations	(2,245)	3,987		1,742	(6,421)	7,452		1,031
Other income (expense), net	(196)	-		(196)	(595)	-		(595)
Income (Loss) before provision for income tax	(2,441)	3,987		1,546	(7,016)	7,452		436
Provision for income tax	97	12	(d)	109	164	12	(d)	176
Net income (loss)	$ (2,538)	$ 3,975		$ 1,437	$ (7,180)	$ 7,440		$ 260
Net income (loss) per share:
Basic and diluted (e)	$ (0.05)	$ 0.08		$ 0.03	$ (0.15)	$ 0.16		$ 0.01

Shares used in computing net loss per share:
Basic and diluted (e)	47,946			47,946	47,666			47,666

(a)	Excludes stock-based compensation as follows:
	Cost of product revenue	$ 33				$ 74
	Cost of support and services revenue	209				408
	Research and development	911				1,923
	Sales and marketing	1,053				2,067
	General and administrative	1,066				2,050
		$ 3,272				$ 6,522

(b)	Excludes amortization of acquisition-related intangibles:
	Cost of product revenue	$ 185				$ 370
	Sales and marketing	30				60
		$ 215				$ 430

(c)	Excludes litigation settlement included in:
	General and administrative	$ 500				$ 500

(d)	Excludes the tax impact of the items which are excluded in (a) to (c) above.

(e)	Potentially dilutive securities were not included in the calculation of diluted net loss per share for the periods which had a net loss because to do so would have been dilutive.

SHORETEL, INC.
RECONCILIATION OF GAAP TO NON-GAAP FOR Q3 PROJECTIONS
(Amounts in thousands)
(Unaudited)

	Three Months Ending
	March 31, 2013

	High	Low
GAAP gross profit %	61.0%	60.0%
Adjustments for stock-based compensation and acquisition-related intangible asset amortization	2.0%	2.0%
Non-GAAP gross profit %	63.0%	62.0%

Total GAAP operating expenses	$ 54,000	$ 53,000
Adjustments for stock-based compensation and acquisition-related intangible asset amortization	$ (4,000)	$ (4,000)
Total non-GAAP operating expenses	$ 50,000	$ 49,000

Investor Contact:
Tonya Chin
408-962-2573
tchin@shoretel.com